Exhibit 3.33

CERTIFICATE OF FORMATION
OF
NEOSPINE SURGERY OF BRISTOL, LLC

The undersigned authorized person, desiring to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, does hereby certify as follows:

I.

The name of the limited liability company is NeoSpine Surgery of Bristol, LLC (the “LLC”).

II.

The address of the registered office of the LLC in the State of Delaware is 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901, County of Kent. The name of the LLC’s registered agent for service of process in the State of Delaware at such address is National Registered Agents, Inc.

III.

The Certificate of Formation shall be effective upon filing of the Certificate in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NeoSpine Surgery of Bristol, LLC on the 5th day of February, 2004.

/s/ Tracy A. Powell
Tracy A. Powell, Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

Pursuant to Section 18-202 of the Delaware Limited Liability Company Act, the undersigned, in order to change its registered office and registered agent, hereby certifies that:

1.         The name of the limited liability company is:

NEOSPINE SURGERY OF BRISTOL, LLC

2.         The Certificate of Formation of the limited liability company is hereby amended to change the registered agent and location of the registered office of the limited liability company to the following:

New Name of Registered Agent:

CAPITOL SERVICES, INC.

New Address of Registered Office:

615 SOUTH DUPONT HWY
DOVER, DE 19901
KENT COUNTY

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment to the Certificate of Formation this 9th day of September 2005.

NEOSPINE SURGERY OF BRISTOL, LLC
Name of Limited Liability Company

/s/ David L. Cheek
Signature

David Cheek
Printed Name

Secretary/Treasurer
Title